PROMISSORY NOTE



$243,750.00                                             January 7, 1997



         FOR VALUE RECEIVED, RCM TECHNOLOGIES, INC., a Nevada corporation ("Maker") hereby promises to pay to the order of JUDITH LEE MASERA-LENTZ ("Payee") the principal sum of Two Hundred Forty Three Thousand Seven Hundred Fifty Dollars ($243,750.00) or so much thereof as may be payable pursuant to the terms of a certain Stock Purchase Agreement of even date herewith by and between Maker and, inter alia, Payee as the same may be amended, modified or supplemented from time to time, and to which reference is hereby made for the terms upon which this Note is being issued. (Any capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement).
         1. The principal amount hereof shall be payable in three (3) successive annual installments in the sum of $81,250.00 each (but subject to adjustment pursuant to the provisions of the Stock Purchase Agreement) with the first installment payable on November 1, 1997 and the final installment, subject as aforesaid, shall be due and payable on November 1, 1999.





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         2. No interest shall accrue between the date hereof and the due date of any installment payable hereunder. Upon the occurrence of an Event of Default as hereafter defined, interest shall accrue on any overdue payment at the prime rate as announced from time to time by Mellon Bank, N.A. of Philadelphia, Pennsylvania, from the date such payment was due until the date of actual payment.
         3.       "Event of Default" as used herein shall mean and include
any of the following:
                  a. The failure to make any scheduled payment due hereunder on its due date or within ten (10) days after Payee gives written notice of such failure to Maker;
                  b. The breach by the undersigned of any material assurance, covenant, representation or warranty made by Maker in said Stock Purchase Agreement or contained in any Exhibit thereto or in any document executed in connection therewith including but not limited to the Escrow Agreement of even date herewith, the terms of which are hereby
                           incorporated herein by reference; provided,
                           however, that it shall not constitute an Event of Default under this Subsection unless and until
                           Payee gives to Maker written notice of the breach, including the nature thereof, and Maker fails to cure the same within thirty (30) days; or
                  c.       the undersigned committing an act of bankruptcy
                           under the United States Bankruptcy Act or
                           voluntarily filing a Petition in Bankruptcy or for reorganization or for the adoption of an arrangement or plan under the United States
                           Bankruptcy Act or voluntarily initiating any act, process or proceeding under any insolvency law or any other statute or law providing for the relief
                           of debtors or being adjudicated a bankrupt in an involuntary proceeding;
                  d.       the failure to make the Earn-Out payment referred
                           to in paragraph 2.4 of the Stock Purchase Agreement
                           on its due date or within ten (10) days after Payee gives written notice of such failure to Maker;
                  e. the occurrence of an Event of Default under that certain Promissory Note bearing even date herewith between Maker and the Frank Lentz and Judy Masera-Lentz Trust.
         4. At any time after the occurrence of an Event of Default Payee, at Payee's option, following ten (10) days written notice to Maker, may declare the entire unpaid principal balance of this Note, together with interest accrued thereon at the rate specified in Section 2 hereof and all other sums that may be due Maker hereunder, or which may be accrued but not yet payable under Section
2.4 of the Stock Purchase Agreement, to be due and payable immediately. The accelerated unpaid principal balance of the Note shall be determined without regard to any adjustment authorized by the Stock Purchase Agreement and as if this Note contained no references to such adjustment. The accelerated balance owing under Section 2.4 of the Stock Purchase Agreement shall be the accrued amount owing without regard to the fact that it is not then due and payable by the terms of said Section 2.4.
         5.  Maker  hereby   waives  and   releases  all  errors,   defects  and
imperfections in any proceeding instituted by Payee under this Note. Maker waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property real or personal, or any part of the proceeds arising from any sale of any such property from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as Payee desires.
         6. Maker hereby waives presentment, demand, protest and notice of nonpayment and all or any other notices or demands in connection with this Note, except as otherwise specifically provided herein. The granting, with or without notice, of any extension of time for the payment of any covenant, conditions or agreement contained in this Note or for the taking or release of other or additional security shall not release or discharge the liability of the Maker hereunder.
         7. Maker agrees to pay the cost of collection of this Note, including a reasonable attorney fee.
         8. Any delay in or failure to declare an "Event of Default" hereunder shall not constitute a waiver of the right to do so as to an existing default or a subsequent default.
         9. All notices required hereunder shall be in writing and shall be given by confirmed telecopy or certified mail or overnight courier, postage prepaid, addressed as follows:
                           If to Payee:

                                    Judith Lee Masera-Lentz
                                    14820 Autumn Place
                                    Burnsville, MN  55305
                                    Telecopier No:


                           If to Maker:

                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue
                                    Pennsauken, NJ  08109
                                    Attention: Leon Kopyt
                                    Telecopier No: 609-488-8833

         10. This Note shall be binding upon Maker, its successors and assigns and shall inure to the benefit of Payee, her heirs, administrators, successors and assigns.
         IN WITNESS WHEREOF Maker has executed this Promissory Note the day and year first above written.
                             RCM TECHNOLOGIES, INC.



                                       By:
                              LEON KOPYT, President
























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